Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EL PASO CORPORATION

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware

El Paso Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.                                       The original Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on April 17, 1998.  The name under which it was originally incorporated is El Paso Energy Corporation (the “Corporation”).

2.                                       This Amended and Restated Certificate of Incorporation has been adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates and integrates and further amends the current certificate of incorporation of this corporation.

3.                                       The text of the current certificate of incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

El Paso Interim Corporation

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1.  The Corporation shall be authorized to issue 1,000 shares of capital stock, of which 1,000 shares shall be shares of Common Stock, $3.00 par value (“Common Stock”).

Section 2.  Except as provided herein or otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.  Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

To the full extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.  Any amendment to or repeal of this Article VIII shall not adversely affect any right or protection of a Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

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IN WITNESS WHEREOF, El Paso Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation on March 26, 2012.

EL PASO CORPORATION

By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer